As filed with the Securities and Exchange Commission on December 15, 2000 Registration No. ___________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                AMENDMENT NO. 3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SUPREME HOSPITALITY
                 (Name of small business issuer in its charter)

        Nevada                         0000                       91-2019034
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or Organization)    Classification Code Number)   Identification Number)


41919 Skywood Drive, Temecula, California  92591           (909) 506-3435
(Address of principal executive offices)                  Telephone Number

                          Nevada Legal Forms & Books, Inc.
                 3020 W. Charleston Blvd., Las Vegas, NV 89102
             (Name, address and phone number for agent for service)

                                   Copies to:
                          Orsini & Rose Law Firm, P.A.
                               3800 Central Avenue
                            St. Petersburg, FL 33731

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]


                                          CALCULATION OF REGISTRATION FEE
------------------------  ----------------- ------------------ ------------------- ------------------
Title of each class of    Amount to be      Proposed maximum   Proposed maximum    Registration Fee
securities to be          registered        offering price     aggregate offering
registered                                  per share(1)       price(1)

PREFERRED STOCK          1,000,000 shares    $6.30            $6,300,000           $1,663.20
------------------------ ----------------- ------------------ ------------------- ------------------

Note (1) Estimated solely for calculating the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                                   PROSPECTUS

Supreme Hospitality ("Company") may offer from time to time shares in its common stock, $0.0001 par value in amounts, at prices and on terms to be determined at the time of each offering in one or more supplements to this prospectus.

                               SUPREME HOSPITALITY
               1,000,000 shares of 10% Convertible Preferred Stock

                                 $6.30 per share

Supreme Hospitality                                                    We are in the hotel business
41919 Skywood Drive                                                    servicing both the leisure
Temecula, California 92591                                             and business traveler with one
                                                                       hotel already operating and
                                                                       another in development.
The Offering
                             Per Share                Total            Each share is convertible
                             ---------                -----            into three shares
                                                                       of common and
Public price......      $6.30                          $6,300,000      yields a 10% per annum
Selling                                                                stock dividend for three
Discounts......         $0.80                          $  800,000      years.
Supreme Hospitality...  $5.50                          $5,500,000      The offering price may not
                                                                       reflect the market price of our shares
                                                                       after the offering.





This investment involves Risk, and you should read the "Risk Factors" to consider beginning on page 7.





Neither the Securities and Exchange Commission nor any State Regulatory Body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.







                                December 15, 2000

                              AVAILABLE INFORMATION

         The company has filed with the Securities and Exchange Commission ("SEC" ) a Registration Statement on Form 10-SB ("Registration Statement") under the Securities Act of 1933, as amended ( "Securities Act" ), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW., Room 1024, Washington, DC. 20549. Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC. Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ( "Exchange Act" ), and in accordance therewith will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the location described above. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW., Room 1024, Washington, DC. 20549, at prescribed rates.

                                TABLE OF CONTENTS
                                                                            Page

Prospectus Summary ........................................................   5

The Offering ..............................................................   5

Determination of Offering Price ...........................................   6

Description of Convertible Preferred Stock ................................   6

The Company ...............................................................   7

Risk Factors ..............................................................   8

Use of Proceeds ...........................................................  11

Plan of distribution ......................................................  11

Capitalization ............................................................  12

Price Range of Stock ......................................................  13

Dividend Policy ...........................................................  13

Management ................................................................  14

Management's discussion and Analysis and Plan of Operations ...............  15

Description of Property ...................................................  16

Demographics ..............................................................  17

Selected Financial Information ............................................  21

Additional Financial Information...........................................34-43

Security Ownership of Beneficial Owners and Management ....................  44

Legal Matters .............................................................  45

Experts ...................................................................  45

                               PROSPECTUS SUMMARY

         You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of April 17, 2000.

         This is an offer to sell 1,000,000 shares of the 10% convertible preferred stock of Supreme Hospitality ( A Nevada Corporation). Each share is convertible into a total of three shares of common. The preferred stock offering price is $ 6.30 per share and yields a 10% per annum dividend paid in common stock at the market upon conversion.





                                  THE OFFERING


Preferred stock offered_____________________ 1,000,000 shares at $6.30 per share Preferred stock outstanding after the offering_______________1,000,000 shares

Proposed NASDAQ Symbol____________________________ SUPRpr

Ranking____________ The  preferred  stock will rank  senior to the common  stock with respect to payments upon the liquidation, dissolution or winding up of the company.



Use of proceeds____ The net proceeds from this offering will be used to pay down the debt and to provide working capital for the Company. (See Use of Proceeds page 11).

                         Determination of Offering Price

         On June 14, 2000, the registration statement for 10,000,000 shares of common stock and 1,000,000 shares of preferred stock was filed with the U.S. Securities and Exchange Commission on Form 10-SB of the 1934 Securities Act. (File #: 000-30803). Prior to June 14, 2000, none of the securities have been publicly traded as no public market has existed. The Board of Directors and the key management personnel determined the public offering price of the preferred by adding the debt to be retired plus the offering fees and operating capital and dividing by the shares offered.


Debt                                              $ 5,000,000
Offering Fees                                     $   800,000
Operating capital                                 $   500,000
                                                  -----------

                                          Total   $ 6,300,000
                                                  -----------
Shares offered                                      1,000,000  = $6.30 per share


                   Description of Convertible Preferred Stock
General

         This is a three year convertible preferred stock offering. One preferred share is convertible into three shares of the Company's common stock at any time during the three year period at the option of the shareholder. The conversion is automatic on the third year record date if not converted earlier by the shareholder.



         The preferred shares yield a 10% per annum dividend, which is paid in common shares at the market upon conversion. The 10% annual common stock dividend is determined by multiplying the preferred share offering price ($6.30) by a factor of .10 ($0.63) and dividing it by the market price per share. This will determine the number of common shares to the shareholder upon conversion.



         The Charter authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $0.0001per share ("Preferred Stock"). No other series of Preferred Stock has been authorized or issued. The Preferred Stock will rank senior to the Common stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Company without the consent of any holder of Preferred Stock.

         While any shares of Preferred stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company. However, the Company may increase the authorized number of shares of Preferred Stock or issue a series of Preferred Stock ranking junior to or on a parity with the Preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up of the Company without the consent of any holder of Preferred Stock.

                                   THE COMPANY

         Supreme Hospitality ("The Company") is in the hospitality (hotel) business catering to the business, leisure and vacation traveler. On April 30, 2000, the Company acquired Temecula Valley Inn (" TVI ") as a wholly owned subsidiary. TVI is a 90-room hotel built in 1998 located in the Temecula Valley in Southern California between Los Angeles and San Diego. It is one of the premier hotel properties in the valley. Though cyclical in nature, TVI's occupancy rates have continued to grow. TVI has developed its own website to take advantage of the growing Internet market. The hotel's web address is www.temeculavalley.com.
-----------------------

         The Company currently serves the traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations, the company has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, the company attracts customers who are typically in town to attend various community functions including, but not limited to, the "Balloon and Wine Festival" and the " Rod Run". During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekends approached 100% on average during approximately the two years of operation.

         There are 11 hotels and motels, with 810 rooms, in the community area including Temecula Valley Inn. The property has excellent visibility and easy access from Interstate 15. There are numerous restaurants within walking distance of the hotel. The Company utilizes the services of Rezsolutions to assist in the booking of rooms. This firm charges 12% for reservations they make. The website generates approximately 15% of business, whereas walk-ins average 20%, corporate business averages 40%, AARP & AAA combined provide 25%.

         The Company's acquisition growth strategy is to increase cash flow and enhance shareholder value by building or acquiring additional hotels that meet the Company's investment criteria. It has an option to purchase for $1,300,000, approximately 2.61 acres of approved hotel property, including a complete package which consists of a business plan, construction costs, drawings, etc. This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. The parcel is the last available hotel property in this immediate area. The current plan is to exercise the purchase option, develop and build a 90-room hotel on this property. This development is anticipated to be the next development the Company will undertake. Development cost is estimated to be $5,850,000 for land development, building and improvements. The property is included in the financial projections and is scheduled to commence operations in the third quarter of 2001.

         The Company has identified other properties in the Temecula Valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funds. An additional property in the Temecula Valley is included in the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for the development, building and improvements. The management of the company believes that the Temecula Valley area will continue to see unprecedented growth not seen since the mid 1980's. The Company is poised to take advantage of that growth, given it can meet its financing requirements.

         The Company believes that through the acquisition of land and subsequent development of these properties that shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

                                  RISK FACTORS


THE UNITS BEING OFFERED HEREIN ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT IN THE COMPANY, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY.

Limited Operating History

         The Company was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30,2000. Prior to its acquisition by the company, Temecula Valley Inn was constructed and opened for business in 1998.

Operating Losses

         The Company has incurred net losses and experienced negative cash flow during its two year operating history. ( See financial information).

Hotel Industry Risks

Operating Risks

         The Company's hotels are subject to all operating risks common to the hotel industry. These risks include, among other things, intense competition from other hotels; over-building in the hotel industry which has adversely affected occupancy, average daily rate ( "ADR" ) and revenue per available room ( "REVPAR" ) in the past; increases in operating costs due to inflation and other factors, which increases have not always been, and may not necessarily in the future be, offset by increased room rates; dependence an business and commercial travelers and tourism; increases in energy costs and other expenses of travel; and adverse effects of general and local economic conditions. Such factors could adversely affect the Company's ability to make any required payments of principal and interest on indebtedness and to make future dividends to shareholders. Further, annual adjustments to the base rent and the thresholds for computation of percentage rent, based on a formula taking into account changes in the U.S. Consumer Price Index ( "CPI" ), would ( in the absence of offsetting increases in room revenue and in the event of any decrease in room revenues) result in decreased revenues to the Company available for required payments of principal and interest on indebtedness and to make future dividends to shareholders.

Competition

         Competition for Guests; Operations. The hotel industry is highly competitive and hotels experience competition primarily from other upscale hotels in its immediate vicinity, but also competes with other hotel properties in its geographic market. Some of the competitors of the Company's hotel may have substantially greater marketing and financial resources than the Company. A new hotel is in development, and additional Hotels room may be developed in the future. Such additional hotel rooms could have an adverse effect on the revenues of the Company's hotels in such markets.

         Competitions of Acquisitions. The Company may be competing for investment opportunities with entities which have substantially greater financial resources than the Company. These entities may be able to accept more risk than the Company prudently can manage. Competition may generally reduce the number of suitable investment opportunities offered to the Company and increase the bargaining power of property owners seeking to sell.

 Seasonality of Hotel business

         The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. Through diversity in the geographic location and in the primary customer base of the company's hotels, the Company may be able to lessen, but now eliminate, the effects of seasonality. Accordingly, seasonality can be expected to cause significant quarterly fluctuations in the Company's revenues.

Investment Concentration in Single Industry

         The Company's current strategy is to acquire interests in hotel properties. The Company will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry. Therefore, the adverse effect on the Company's revenue and amounts available for required payments of principal and interest on indebtedness. Future dividends to shareholders resulting from a downtown in the hotel industry will be more pronounced than if the Company had diversified its investments outside of the hotel industry.

Constraint on Acquisitions and Improvements

         The Company intends to continue to pursue its current growth strategy, which includes building or acquiring and improving hotel properties. There is a risk that the Company will not have access to sufficient equity of debt capital to pursue its acquisition Strategies indefinitely. The Company's ability to continue to make hotel acquisitions will depend primarily on its ability to obtain additional private or public equity or debt financing. There can be no assurance that such financing will be available to make future investments.

Effect of Market Interests Rates On Price of Capital Stock

         One of the factors that may influence the Company's Common Stock and any Preferred Stock in public trading markets is the annual yield as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the shares of Common Stock and any Preferred Stock.

Reliance on Key Personnel and Board of Directors

         Shareholders have no right or power to take part in the management of the Company except through the exercise of voting rights on certain specified matters. The Board of Directors is responsible for managing the Company. The Company's future success, including particularly the implementation of the Company's acquisition growth strategy, is substantially dependent on the active participation of Mr. Lang. The loss of services for this individual could have a material adverse effect on the Company.

Real Estate Investment Risks

         The Company's investments are subject to varying degrees of risk generally incident to the ownership of real property, including, in addition to the risks discussed below, adverse changes in general or local economic conditions, zoning laws, traffic patterns and neighbor characteristics, tax rates, governmental rules and fiscal policies, and by civil unrest, acts of war, and other adverse factors which are beyond the control of the Company.

Illiquidity of Real Estate

         Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. Also, no assurances can be given that the market value of any of the Hotels will not decrease in the future. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of the Company's investment therein.

Uninsured and Underinsured Losses

         The Company's hotel is covered by comprehensive policies of insurance, including liability, fire and extended coverage. Management believes such specified coverage is of the type and amount customarily obtained by owners of real property assets. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, that may be uninsurable or not economically insurable. Although the hotel was constructed under the more recent and stringent oost-1984 building codes that were intended to reduce the likelihood or extent of damage from seismic activity, no assurance can be given that an earthquake would not cause substantial damage and losses. The Company presently maintains and intends to continue to maintain earthquake insurance on the current Hotel located in California to the extent practicable. The Company's Board of Directors may exercise discretion in determining amounts, coverage limits and the deductibility provisions of insurance, with a view to maintaining appropriate on the company's investments as a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the Company's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it impractical to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to such property.

                                 Use of Proceeds



         The net proceeds to be received by the Company from the sale of 1,000,000 preferred shares offered by the Company is approximately $5,500,000 after deducting $800,000 in offering expenses payable by the Company. Approximately $5,000,000 will be applied to debt retirement.

         The company believes the net proceeds of this offering will be sufficient to fund its plan of operation. From time to time in the ordinary course of business, the company evaluates the acquisition of products, businesses, and technologies that complement the Company's business, for which a portion of the net proceeds may be used. Currently, the Company is involved in discussions with respect to developing another hotel. Pending the use of the net proceeds for the above purpose, the Company intends to invest such funds in short-term interest-bearing securities or other instruments, as the Company deems appropriate.




                              Plan of Distribution

         The Company intends to offer the Preferred Stock directly to offerees through its officers and directors. On sales made directly to investors by the Company's officers and directors, no commissions or any other form of remuneration will be paid. The Company may elect to engage licensed broker/dealers to assist in the sale of Shares in this Offering in which event the Company may pay a commission of the gross sales price of shares sold by such broker/dealers. No broker/dealer has been retained as of the date of this Prospectus.

         The Company will effect offers and sales of shares through printed copies of this Prospectus delivered personally or by the Company. Under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), none of the employees of the Company will be deemed a "broker", as defined in the Exchange act, solely by reason of participation in this Offering, because
(1) none is subject to any of the statutory disqualification in Section 3(a)(39) of the Exchange Act, (2) in connection with the sale of the Preferred Stock hereby offered, none will receive, directly or indirectly, any commissions or other remuneration based either directly or indirectly on transactions in securities, (3) none is an associated person (partner, officer, director or employee) of a broker or dealer and (4) each meets all of the following conditions: (A) primarily performs substantial duties for the issuer otherwise than in connection with transactions in securities; (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) will not participate in selling of securities for any issuer more than once every 12 months.

         The Company will pay all costs and expenses in connection with this Offering, including but not limited to all expenses related to the cost of preparing, reproducing or printing this Prospectus, legal expenses and other expenses incurred in qualifying or registering the Offering for sale under the Blue Sky Laws of such jurisdictions as may be necessary, as well as the fees and expenses of the Company's attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this Offering will be approximately $800,000.



                                 CAPITALIZATION

The following table sets forth the short-term debt and the capitalization of the Company at July 31, 2000 and the pro forma short4em debt and capitalization of the Company which is presented as if the issuance of 1,000,000 shares of the 10%
Convertible Preferred Stock and application of the net proceeds therefrom, as described under "Use Of Proceeds" had occurred as July 31, 2000. Proforma conversion of preferred stock on July 31, 2003.

                                                                                            Preferred
                                                           10% Preferred      Pro Forma      Stock           Pro Forma
Pro Forma                                   Historical     Stock Offering    Adjusted       Conversion       Adjusted
----------------------------------------------------------------------------------------------------------------------

Short Term Debt
             (in Thousands)                  518.0                              $518.0                        $518.0

Long- term debt                            5,139.0            (5,000.0)          139.0                         139.0

Shareholders' Equity: 10%
Preferred Stock 0.0001 par value               0.1                0.1                          (0.1)
1,000,000 shares authorized,
dividends cumulative,
convertible after three years
into common stock at a ratio
of three shares of common
stock for one share of
preferred stock no shares
issued or outstanding; 1,000,000
shares issued and outstanding,
as adjusted. Common Stock,
0.0001 par value, 50,000,000                    0.1                                0.1          0.1              0.2
shares authorized, issued and
outstanding 10,000,000
shares; at conversion an additional
3,756,000 share will be issued for
conversion of 1,000,000 shares
of preferred stock which
include 756,000 shares in
payment of accumulated
dividends.


Additional Paid-In-Capital                      2.4           6,300.0          6,302.4         (1,840.0)
                                                                                                1,840.0          6,302.4
Deficit                                      (109.0)                            (109.2)                           (109.2)
                                         ---------------------------------------------------------------------------------

  Total Shareholders' Equity                 (106.7)          6,300.0          6,193.0-                          6,193.0
                                         ---------------------------------------------------------------------------------

  Total Capitalization                     $5,550.3          $1,300.1          6,850.4-                          6,850.4
                                         ---------------------------------------------------------------------------------


(1) Historical figures reflect a merger of Temecula Valley Inn, Inc. as of April 21,2000.

(2) Additional Paid-in Capital reflects a reduction of $1,840.0 from payment of accumulated dividends with 756,000 shares of common and an increase arising out of the conversion of the Preferred stock in the amount of $1840.0.

(3) The Preferred stock is convertible at any time but is mandatory after three years. Dividends accrue annually but the Pro Forma reflects a one time conversion and dividend payment for illustrative purposes only.

Price Range of Class of Stock

         Our common or preferred stock is not presently quoted on any NASDAQ market.










Dividend Policy


To date, we have not paid any cash dividends on our common stock. We currently intend to retain all of our future earnings for use in our business and, therefore, do not expect to pay dividends in the near future.

                                   Management

Board of Directors currently consists of two members. The company has four key officers and two members. The Company has four Key officers and two other management employees. Set forth below is certain information regarding the officers.

   Name                          Position
   ----                          --------

Larry W. Lang                  President/CEO
M. Diana Lang                  VicePres/Sec/Treasurer
Floyd D. Janeway               Operations Manager
Robert P. Howell               Financial Manager

         The Company's executive management team consists of Larry Lang, Chief Executive Officer and President, Floyd Janeway, Operations Manager and Robert Howell, Financial Manager.

         Mr. Larry Lang, age 53, is a registered Professional engineer in 17 states. Mr. Lang through his company Mexam, Inc., provided structural engineering consulting to a number of companies. He has over 30 years experience. He was responsible for the joist design for the Ontario Mill Mall in Ontario California as well as the casino, New York, New York, in Las Vegas, Nevada. Mr Lang obtained his general Contractor's License in California in April 1998 and through his construction company Lang Construction & Dev., Inc. was the general contractor responsible for the building of Temecula Valley Inn. Mr. Lang has been involved in the hospitality industry for the last four years, with the assistance of Mr. Janeway. Mr. Lang acquired the land designed and constructed Temecula Valley Inn.

         Mr. Floyd Janeway, age 68, comes to the company with over 45 years experience as a successful independent businessman. Mr. Janeway was on site daily assisting with the oversight of the construction of Temecula Valley as Construction Manager. Mr. Janeway has been responsible for overseeing the daily operations of Temecula Valley Inn since it opened. as Operations Manager. Mr. Janeway negotiated the purchase option for the Temecula Valley Inn and the Redding property. A majority of Mr. Janeway's experience has been in the real estate development business. He has developed both residential and commercial properties for himself and others. Mr. Janeway not only continues to manage the current hotel property but he is involved in forward planning for additional site locations.

         Mr. Robert Howell, age 44, comes to the Company with over 18 years experience in finance, accounting and computer network systems as both a consultant and employee for various real estate development companies in Arizona, California and Nevada. Mr. Howell is currently acting Chief Financial Officer on a consulting basis for National Land Corporation and its subsidiaries including St. James Village Inc., owner developer of a 537 lot master planned community in the foothills of the Sierra Nevada Mountains, south of Reno, Nevada. Mr. Howell also spent a number of years consulting for Woodbridge Development, Silveroak Development and Alper Development in southern California. A graduate of Arizona State University, with a Bachelor of Science in Accounting. Mr. Howell became a Certified Public Account in 1983. He gained his experience working for KMPG Peat Marwick, in Phoenix, Arizona.

           Management's Discussion and Analysis and Plan of Operations

         The Company was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicity held corporation. On April 30, 2000 the Company (SUPREME HOSPITALITY) acquired Temecula Valley Inn, (a Nevada Corporation) as a wholly owned subsidiary of Supreme Hospitality in an exchange of Common Stock, Sub Curia. The primary activity of the Company is the hospitality business for both the business and leisure traveler, and a 90 room hotel was built and opened in 1998. The executive offices of the company are located at 41919 Skywood Drive, Temecula, California 92591. Its telephone number is (909) 506-3435.

         The Company may obtain funds for addition hotel construction or acquisition by private placement, equity or debt issues. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Investors will entrust their investment monies to the Company's management before they have a chance to analyze any ultimate success which is heavily dependent on the company's management, which will have virtually unlimited discretion in new construction or acquisition.

         The Company plans to develop and construct additional properties in the future and has as option to purchase for $1,300,000 approximately 2.61 acres of approved hotel property, including a complete package which consists of business plan, construction costs, drawings, etc. This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California. This parcel is the last available hotel property in the immediate area. The current plan is to exercise the purchase option and develop and build a 90-room hotel on this property. This development is anticipated to be the next development the Company will undertake. The cost is estimated to be $5,8000,000 for land, building and improvements. This property is included in the financial projections and is scheduled to commence operations in the third quarter of 2001.

         The Company has identified other properties in the Temecula valley of Southern California to acquire, develop and build hotels. This will be done through the raising of additional funding. An additional property in the Temecula Valley is included on the financial projections commencing operations in the third quarter of 2002. Development cost for a 120-room hotel is estimated at $7,800,000 for land development, building and improvements.

         The management of the Company believes that the Temecula Valley will continue to see unprecedented growth not seen since the mid 1980's. The Company is poised to take advantage of that growth, given it can meet its financial requirements.

         The Company believes that through the acquisition of the land and subsequent development of these properties, shareholder value will be increased. The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

         As is customary in the industry, the company may pay a finder's fee for locating an acquisition prospect. If any such is paid, it will be approved by the Company's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% of a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management has adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of the Company, if such person plays a material role in bringing in a transaction to the Company.

                             Description of Property

         A 90-room 3-story hotel, Temecula Valley Inn in Temecula, California, was constructed and opened for business on December 5, 1998. It is one of the premier hotel properties in the Temecula Valley. Though cynical in nature, TVI's occupancy rates have continued to grow. TVI has developed its own website to take advantage of the growing Internet market. The property's web address is www.temeculavalley.com.
-----------------------

         The company currently serves the business traveler who requires perceived value for the nightly rate he/she pays. Through active marketing to various corporations the company has been successful during its first year of operations of attracting a reasonable volume of corporate business. On weekends, the Company attracts customers who are typically in town to attend various community functions including but not limited to the "Balloon and Wine Festival" and the "Rod Run". During the summer months there are activities in the area almost every weekend. Occupancy rates during these weekend approached 100% on average during the first year of operations.

         There are 11 hotels and motels, with 810 rooms, in the community area including Temecula Valley Inn. The property has excellent visibility and easy access from Interstate15. There are numerous restaurants within walking distance of the hotel.

                                  Demographics

         Temecula's demographic profile shows it to be a very rapidly growing, ethnically diverse place, where relatively young, well educated families are raising children, and succeeding economically.

         Since 1990-1997, the city has grown from 27,099 to 43,100 people. The 59.0% growth rate is the fastest of any inland Empire community with over 40,000 residents.

         Temecula's expanding economy has given it the wherewithal to devote an increasing amount of community resources to education, parks and law enforcement. The city has 23 parks covering 199 acres, one of the premier varietal wine growing areas of California including twelve wineries that a wide range of grapes and is one of the safest cities in California having a crime rate 50% below that of the next safest Inland Empire city as represented by 1996 studies.

Location:
Temecula is located 85 miles southeast of Los Angeles, 487 miles south of San Francisco, and 55 miles north of San Diego.

Economic Growth & Trends:

                              1970          1980         1990        1998
--------------------------------------------------------------------------------
Population-County             459,074       663,116      1,170,413   1,441,036
Taxable sales-County          $828,578      $3,274,017   $9,522,631  $11,972,371
Population-City               2,773         8,234        27,099      46,558
Taxable Sales-City            N/A           N/A          $119,900    $831,094
Housing Units-City            N/A           N/A          9,130       13,947
Median Household
Income-City                   N/A           N/A          $44,270     $63,248
School Enrollment (K-12)      N/A           N/A          7,595       14,614

Ethnic Distribution:
                              White                         80.8%
                              Hispanics                     14.2%
                              Black                          1.5%
                              Asian/pacific Islander         2.4%
                              American Indian                0.5%
                              Other Race                     0.5%
                              TOTAL                        100.0%

Climate:

               AVERAGE TEMPERATURE               RAIN               HUMIDITY

Period      Min.       Mean       Max          Inches    4a.m.    Noon    4p.m.
--------------------------------------------------------------------------------
January     46.0       61.0       69.9         1.35       55        40     55
April       51.7       62.0       72.2         0.75       60        30     50
July        62.5       73.4       84.2         0.05       45        40     35
October     52.4       64.3       76.2         0.46       50        30     45
--------------------------------------------------------------------------------
Year        57.2       64.7       73.4        10.44       52        40     45


Transportation:

Rail:                       None

Truck:                      Two(2) carriers are located in Temecula

Over night delivery To:     Los Angeles, San Francisco, San Diego and Phoenix.

Air: French Valley Airport, owned by Riverside County, is a general aviation facility. Approximately one hour drive to San Diego, Ontario, John Wayne and Palm Springs Airports.
Bus: Greyhound to Riverside, San Diego, Los Angeles, Riverside Transit Agency local and intercity bus service.

Ports: Nearest ports at Los Angeles-Long Beach, 85 miles northeast, and San Diego, 55 miles south.

Highways:                   I-215 north to Riverside
                            I-15 north to Corona, Orange County and Los Angeles
                            I-15 south to San Diego County
                            State Route 79 east to Palm Springs

Community Facilities:

 Health:                    72 physicians/surgeons
                            46 dentists
                            10 optometrists
                            20 chiropractors
                            2  major hospitals are found just  north of the city
                              -Inland Valley  Regional   Medical  Center
                              -Rancho Springs Medical Center
Education:                  10 elementary schools
                            3 middle schools
                            2 high schools
                            1 continuation  high school
                            1 independent study high school
                            9 private schools

Cultural:         36 churches               10 banks
                  1 library                 2 savings and loans
                  7 newspapers              1 museum
                  1 cable network (TCI)     3 theaters with 9 screens

Recreation:       15 wineries
                  3 public golf courses
                  1 private golf course
                  Vail Lake (12 miles east)
                  Skinner Lake (12 miles northeast)
                  150 miles of equestrian trails

Hotels/motels:    11 hotels and motels, with 810 room, in the community area

                                Community History

         Through the mid-1960's the economy of the Temecula Valley centered around the Vail Ranch, and so the cattle business and related agricultural enterprises were the stimulus for most of the business ventures. During this period the clientele of Old Town seemed to be confined to ranchers, cowboys, and Indians. The Old West lifestyle continued here until the sale of the Vail Ranch to Kaiser Development Company which inaugurated the transformation of the Temecula Valley.

         The Kaiser Land Development marketed the Valley's attractions actively and within a short time the Valley became as the site of Rancho California. New owners quickly focused on development as the next step in furthering the economic growth of the area.

         The completion of the I15 freeway provided a high volume traffic corridor and easy links for the Valley with San Diego, Riverside and Los Angeles. Indeed, the central location of the Valley between these urban centers makes it ideal for manufacturing and distributing industrial and consumer products throughout Southern California.

         Rancho California was then changed to Temecula and was incorporated on December 1, 1989.

                                Area Description

         Temecula is located in the southwest corner of Riverside County, 85 miles south of Los Angeles and 60 miles north of San Diego. The communities of Lake Elsinore, Fallbrook Hemet, Moreno Valley and Riverside are within close proximity. The Temecula Valley is bordered on the West by Camp Pendleton Marine Corps Base and the Cleveland National Forest. Elevations range from 1,980 feet near the eastern boundaries to 2,600 feet on the west. The weather is comparable to the Napa Valley, evidenced by a growing wine industry, with warm dry days and ocean breeze cooled evenings.

         The quality of air in the Temecula Valley is consistently better than that in surrounding communities and other parts of Western Riverside County. Ocean breezes flow though the rainbow Gap almost every day, sweeping away smog and moderating temperatures. In the summer the cool Pacific winds bring temperatures that are as many as ten degrees lower than communities not more than 12 to 15 miles away.

         The city of Temecula is rapidly emerging as potentially one of the most prosperous new communities in the region. Geography is playing a role as the city is receiving growth impulses both down the I-15 from Orange County and up from San Diego County. The infrastructure has lured firms in higher paying sectors than the average for the Inland Empire. The Environmental and residential factors also play a big role, in that the community rests in a beautiful setting that is luring relatively young, well educated families, to homes that are inexpensive by Southern California standards.

                              SUPREME HOSPITALITY


                         COMPILED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

 WEBB & RITCHEY
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                      A Professional Corporation
 October 13, 2000

 TO WHOM IT MAY CONCERN:

 The firm of Webb & Ritchey, Certified Public Accountants-A Professional Corporation consents to the inclusion of their report dated October 13, 2000 on the compiled financial statements of Supreme Hospitality as of September 30, 2000, in any filings that are necessary now or later with the U.S. Securities and Exchange Commission.


 Yours Very Truly,



/s/  Allen D. Ritchey, CPA
----------------------------
 Webb & Ritchey CPA'S- PC,
 By: Allen D. Ritchey, CPA


   41661 Enterprise Circle No. #211 o:o Temecula, CA 92590  (909) 296-9755
                      (800) 507-3391 o:o Fax (909) 296-9756

 WEBB & RITCHEY
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                      A Professional Corporation



 October 13, 2000

 The Board of Directors
 Supreme Hospitality
 Temecula, California

 We have compiled the accompanying consolidated balance sheet of Supreme Hospitality as of September 30, 2000 and the related statements of income, shareholders' equity (deficit), and cash flows for the six months then ended. Certain historical footnotes are omitted from these financial statements as these statements are designed to update audited and compiled statements that were issued earlier covering the first three months of 2000.

 A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.




/s/  Allen D. Ritchey, CPA
----------------------------
 Webb & Ritchey, CPA's
A Professional Corporation

   41661 Enterprise Circle No. #211 o:o Temecula, CA 92590 o:o (909) 296-9755
                      (800) 507-3391 o:o Fax (909) 296-9756

                               SUPREME HOSPITALITY
             FOOTNOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2000

 HISTORY OF THE CONSOLIDATED COMPANIES AND BASIS OF STATEMENTS

Temecula Valley Inn, Inc. was effectively incorporated as of January 1, 2000 by acquiring the net assets of a sole proprietorship which owned and operated a hotel in Temecula California.

On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, Inc. by way of an exchange of 9,000,000 shares of Supreme Hospitality's common stock for all of the outstanding stock of Temecula Valley Inn, Inc. Immediately before the exchange on April 30, 2000, Supreme Hospitality had nominal assets and was dormant for all practical purposes. Thus, these statements are essentially those of Temecula Valley Inn, Inc. which owned and operated substantially all of the assets of the consolidated group before and after the exchange.

Management feels that the proper accounting treatment of the above-described acquisition is that of a reverse acquisition, or purchase, of Supreme Hospitality by Temecula Valley Inn, Inc. The net asset carrying value and fair market value of Supreme Hospitality before the exchange were approximately the same and these statements do not reflect any revision in the value of Supreme Hospitality.

These compiled financial statements are presented as a consolidation of Supreme Hospitality and its wholly owned subsidiary, Temecula Valley Inn, Inc.

ADDITIONAL PAID IN CAPITAL

The Company reacquired some 95,300 shares of outstanding common stock and resold it. The sale, net of acquisition cost, yielded $51,886.

UNDERWRITING AND FRANCHISE COSTS

On July 12, 2000, the Company became affiliated with a national hotel chain, Day's Inn World, by purchasing a franchise from that entity for $22,000.

The Company is presently in the process of making an initial public offering of it's 10% Preferred stock and has advanced the underwriters $81,000 for the initial costs.

WEBB & RITCHEY
--------------------------------------------------------------------------------

                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                      A Professional Corporation


December 2, 2000

The Board of Directors
Supreme Hospitality
Temecula, California

We have prepared the accompanying unaudited consolidated balance sheet of Supreme Hospitality as of September 30, 2000 and the related unaudited statements of income, shareholder's equity (deficit), and cash flows for the nine months then ended.

Unaudited financial statements are limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.



/s/  Webb & Ritchey, CPAs
-------------------------------------------------------
     Webb & Ritchey, CPA'S - A Professional Corporation















--------------------------------------------------------------------------------
41661 Enterprise Circle No. # 211 o Temecula, CA  92690 o (909)296-9755

                              Supreme Hospitality
                      Unaudited Consolidated Balance Sheet
                               September 30, 2000



ASSETS
      Current Assets
          Cash                                              $       17,017
          Receivables                                               29,234
          Other Current Assets                                      17,404
                                                            ---------------

      Total Current Assets                                          63,655


      Property and Equipment
          Building                                               3,002,961
          Furniture & Equipment                                  1,017,776
          Land                                                   1,362,048
          Land Improvements                                        344,714
          Vehicles                                                  24,199
          Accumulated Depreciation                                (438,036)
                                                            ---------------
      Total Property and Equipment                               5,313,662


      Other Assets
          Deposits                                                   7,200
          Franchise Costs                                           22,000
          Loan Fees, Net of Amortization                            45,280
                                                            ---------------
      Total Other Assets                                            74,480
                                                            ---------------

TOTAL ASSETS                                                $    5,451,797
                                                            ===============



                             SEE ACCOUNTANT'S REPORT



                              Supreme Hospitality
                      Unaudited Consolidated Balance Sheet
                               September 30, 2000

                                                                        Sep 30, '00
                                                               ---------------------

                              LIABILITIES & EQUITY
          Current Liabilities
                  Accounts Payable                             $            170,055
                  Accrued Interest                                           38,602
                  Accrued Other Liabilities                                  35,192
                  Guest Advance Deposits                                     12,260
                  Current Maturities-LT Debt                                284,686
                                                               ---------------------
          Total Current Liabilities                            $            540,795

          Total Long Term Liabilities                                     5,066,071
                                                               ---------------------

      Total Liabilities                                                   5,606,866

      Shareholder Equity
          Common Stock                                                        1,000
          0.0001 PAR VALUE, 50,000,000 SHARES AUTHORIZED
          ISSUED AND OUTSTANDING 10,000,000

          10% PREFERRED STOCK, 0.0001 PAR VALUE
          DIVIDENDS CUMULATIVE, CONVERTIBLE AFTER THREE YEARS
          INTO COMMON STOCK AT A RATIO OF THREE SHARES OF COMMON
          STOCK FOR ONE SHARE OF PREFERRED STOCK
          AUTHORIZED 1,000,000,000 SHARES, NONE ISSUED

          Additional Paid In Capital                                         32,327
          Retained Earnings                                                (188,396)
                                                               ---------------------
      Shareholders' (Deficit)                                              (155,069)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                      $          5,451,797
                                                               =====================






                             SEE ACCOUNTANT'S REPORT

                               Supreme Hospitality
                  Unaudited Consolidated Statement of Net Loss
                  For the Nine Months Ended September 30, 2000


REVENUES                                                    $     1,085,712


OPERATING EXPENSES
    Salaries                                                        222,548
    Depreciation and amortization                                   172,470
    Professional Fees                                                71,565
    Other Operating Expenses                                        197,376
    Utilities                                                        46,106
    Payroll tax and personnel costs                                  19,836
    Repairs and Maintenance                                          40,605

TOTAL OPERATING EXPENSES                                            770,506
                                                            ----------------

INCOME FROM OPERATIONS                                              315,206
                                                            ----------------

OTHER EXPENSE
    Interest Expense                                                422,602

NET LOSS BEFORE EXTRAORDINARY ITEMS                         $      (107,396)

                                                            ----------------
EXTRAORDINARY ITEM-Fee Paid to Underwriter                          (81,000)
                                                            ----------------

NET LOSS                                                    $      (188,396)
                                                            ================

EARNINGS (LOSS) PER COMMON SHARE
    Before Extraordinary Items                              $        (0.012)
                                                            ================

    On Net Loss                                             $        (0.019)
                                                            ================



                             SEE ACCOUNTANT'S REPORT



                               Supreme Hospitality
                        Unaudited Statement of Cash Flows
                  For the Nine Months Ended September 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
              Net Loss                                                     (188,396)
              Adjustments to reconcile net (loss) to net cash
                    provided by operating activities
                    Depreciation                                            172,470
                    (Increase) decrease in:
                           Receivables                                      (11,512)
                           Other Current Assets                              (1,906)
                    (Increase) decrease in:
                           Current Liabilities                               88,058
                                                                       -------------
              Net cash provided by operating activities                      58,714

CASH FLOWS FROM FINANCING ACTIVITIES
              Cash paid on long-term debt                                  (144,685)
                                                                       -------------
                    Net cash (used) by financing activities                (144,685)

CASH FLOWS FROM INVESTING ACTIVITIES
              Purchase of franchise                                         (22,000)
              Purchase of furniture and equipment                            (9,344)
              Cash received on note receivable-Shareholder                   68,425
              Cash received from reqacquired common stock                    51,886
                                                                       -------------
                    Net cash provided by investing activities                88,967


NET INCREASE (DECREASE) IN CASH                                               2,996

CASH JANUARY 1, 2000                                                         14,021
                                                                       -------------
CASH SEPTEMBER 30, 2000                                                $     17,017
                                                                       =============

Supplemental Disclosures - Cash paid for interest                      $    407,725
                                                                       =============



                             SEE ACCOUNTANT'S REPORT

                               Supreme Hospitality
           Unaudited Consolidated Statement of Stockholders' (Deficit)
                  For the Nine Months Ended September 30, 2000


                                       Common      Additional        Accumulated
                                        Stock     Paid in Capital     (Deficit)
                                       ---------  ---------------     ----------

BALANCES, JANUARY 1, 2000              $  3,000                       $       -

RECAPITALIZATION
of outstanding common stock
to 10,000,000 shares of
0.0001 par value outstanding             (2,000)

SALE OF REACQUIRED                                      53,886
common shares net of acquisition costs
SET OFF-SHAREHOLDER RECEIVABLE                         (21,559)

Net (Loss)                                                             (188,396)

                                       ---------      ---------       ----------
BALANCES SEPTEMBER 30, 2000            $  1,000       $ 32,327        $(188,396)







                            SEE ACCOUNTANT'S REPORT

                               SUPREME HOSPITALITY
            FOOTNOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2000

HISTORY OF THE CONSOLIDATED COMPANIES AND BASIS OF STATEMENTS

Temecula Valley Inn, Inc. was effectively incorporated as of January 1, 2000 by acquiring the net assets of a sole proprietorship, which owned and operated a hotel in Temecula California.

On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, Inc. by way of an exchange of 9,000,000 shares of Supreme Hospitality's common stock for all of the outstanding stock of Temecula Valley Inn, Inc. Immediately before the exchange on April 30, 2000, Supreme Hospitality had nominal assets and was dormant for all practical purposes. Thus, these statements are essentially those of Temecula Valley Inn, Inc. which owned and operated substantially all of the assets of the consolidated group before and after the exchange.

Management feels that the proper accounting treatment of the above-described acquisition is that of a reverse acquisition, or purchase, of Supreme
Hospitality by Temecula Valley Inn, Inc. Both the historical costs and fair market value of Supreme Hospitality before the exchange were approximately the same and these statements do not reflect any revision in the value of Supreme Hospitality.

These compiled financial statements are presented as a consolidation of Supreme Hospitality and its wholly owned subsidiary, Temecula Valley Inn, Inc.

These unaudited financial statements rely for historical figures on an audit of Supreme Hospitality as of April 29, 2000 by Barry L. Friedman, PC, Certified Public Accountant, and an audit of Temecula Valley Inn, Inc. by Nystrom & Company LLP, Certified Public Accountants as of February 29, 2000.

ADDITIONAL PAID IN CAPITAL

The Company reacquired some 95,300 shares of outstanding common stock and resold it. The sale, net of acquisition cost, yielded $51,886.

UNDERWRITING AND FRANCHISE COSTS

On July 12, 2000, the Company became affiliated with a national hotel chain, Day's Inn World, by purchasing a franchise from that entity for $22,000. The franchise is for an initial term of five (5) years, with renewal options. The Company will amortize these costs over 60 months.

The Company is presently in the process of making an initial public offering of it's 10% Preferred stock and has advanced the underwriters $81,000 for the initial costs. These underwriting fees are reflected as an extraordinary expense on these statements.

LONG-TERM DEBT

Long-term debt at September 30, 2000 consists of the following:

Note payable to Valley Independent Bank, collateralized by the
Company's real property,  payable in monthly  installments  of
$21,981,  including  interest at prime plus 1%; final  payment due April,  2006.  The prime  rate at  September  30,2000  was
9.25%.                                                                $2,744,836

Note payable to Temecula Valley Bank,  guaranteed by the Small
Business  Administration,  payable in monthly  installments of
$9,453, including interest at prime plus 2%, final payment due
February 2023,  collateralized by the Company's real property.
The prime rate at September 30, 2000 was 9.50%.                          980,997

Note Payable to Donald Corp,  payable in monthly  installments of  $4,825,  including  interest  at 10%,  final  payment  due
February 2003, collateralized by the Company's real estate.              486,901

Capital lease obligation payable to Telerent Leasing,  payable in monthly installments of $28,800, including interest ranging from  12.4% to 14.4%,  collateralized  by assets  leased  from
Telerent Leasing.                                                        988,044

Note Payable to Eastern  Municipal Water District,  payable in monthly  installments  of $2,454,  including  interest at 10%, final payment due November 2023; in the event of default water
service could be discontinued.                                            79,634

Unsecured note payable to City of Temecula, including interest at 8%.  Payable in full  September  2000 but now  extended  to
December 2000.                                                            55,637

Note  payable  to City of  Temecula  Valley  Bank,  payable in monthly  installments  of $500,  including  interest at 8% per annum,  final payment due September,  2004,  collateralized by
2000 Chevrolet Impala                                                     22,955
                                                                      ----------

Total Long-term debt                                                   5,359,004

Less current maturities                                                  284,686
                                                                         -------

Long-term debt net of current maturities                              $5,066,071
                                                                      ----------

Maturities of long-term debt for the 3 months ended December 31, 2000 and the five years following are as follows:

       2000 (three months)                          $  175,767
       2001                                            293,416
       2002                                            335,192
       2003                                            831,745
       2004                                            110,780
       2005                                             32,759
     Thereafter                                      3,579,345
                                                    ----------
         Total                                      $5,359,004
                                                    ----------


PROPERTY AND EQUIPMENT

Property and Equipment is stated at cost to the Company or it's predecessor sole proprietorship. Depreciation is provided on the straight- line method over the following estimated useful lives:

         Building and Improvements                    40 years
         Land Improvements                         15-40 years
         Furniture and Equipment                    7-10 years

INTANGIBLE ASSETS

Loan fees are being amortized over the terms of the related long-term notes payable on a straight-line basis.

                             BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors                                                  May 22, 2000
SUPREME HOSPITALITY
Temecula, California


I have audited the accompanying Balance Sheets of SUPREME HOSPITALITY, (Formerly RICHWOOD, INC.), Formerly GRUBSTAKE, INC.), (a Development Stage Company) as of April 29, 2000, December 31, 1999, and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2000 to April 29, 2000, and the two years ended December 31, 1999, and December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SUPREME HOSPITALITY, (Formerly RICHWOOD, INC.), Formerly GRUBSTAKE, INC.), (a Development Stage Company) as of April 29, 2000, December 31, 1999, and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2000 to April 29, 2000, and the two years ended December 31, 1999, and December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Barry L. Friedman
Certified Public Accountant

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)



                                 BALANCE SHEET
                                 -------------

                                     ASSETS
                                     ------

                                        April         December       December
                                        29, 2000      31, 1999       31, 1998
                                        --------      --------       --------

CURRENT ASSETS                          $      0      $      0       $      0
TOTAL CURRENT ASSETS                    $      0      $      0       $      0
OTHER ASSETS                            $      0      $      0       $      0
TOTAL OTHER ASSETS                      $      0      $      0       $      0

TOTAL ASSETS                            $      0      $      0       $      0

The accompanying notes are an integral part of these financial statements.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)


                                 BALANCE SHEET
                                 -------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                              April         December    December
                                              29, 2000      31, 1999    31, 1998

CURRENT LIABILITIES
     Officers' advances (Note #8)             $     425     $    225    $    170
                                              ---------     --------    --------

TOTAL CURRENT LIABILITIES
STOCKHOLDERS' EQUITY (Note #4)
     Preferred stock
     Par value $0.0001
     Authorized 1,000,000
     Issued and outstanding
     April 29, 2000-None                      $       0

Common stock
No par value
Authorized 25,000 shares
Issued and outstanding at
December 31, 1998-
25,000 shares                                                           $  2,500

December 31, 1999-
25,000 shares                                               $  2,500

Common stock
Par value $0.0001
Authorized 50,000 shares
Issued and outstanding at
April 29, 2000-
1,000,000 shares                                    100

Additional Paid-In Capital                        2,400            0           0
Deficit accumulated during
the development stage                            -2,925       -2,755      -2,670
                                              ---------     --------    --------

TOTAL STOCKHOLDERS' EQUITY                    $    -425     $   -255    $   -170
                                              ---------     --------    --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                          $       0     $      0    $      0
                                              ---------     --------    --------










The accompanying notes are an integral part of these financial statements.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)



                            STATEMENT OF OPERATIONS
                            -----------------------


                            Jan. 1,     Year        Year       Nov. 10, 1997
                            2000 to,    Ended       Ended      (Inception)
                            Apr. 29,    Dec. 31,    Dec. 31,   to Apr. 29,
                            2000        1999        1998       2000
                            ----        ----        ----       ----


INCOME                      $        0  $        0  $       0  $       0
                            ----------  ----------  ---------  ---------
Revenue

EXPENSES
   General, Selling and
   Administrative           $      170  $       85  $   2,670  $   2,925
                            --------------------------------------------
   TOTAL EXPENSES           $      170  $       85  $   2,670  $   2,925
NET PROFIT/LOSS(-)          $     -170  $      -85  $  -2,670  $  -2,925
Net Loss per share-
Basic and diluted
(Note #2)                   $    -0002  $   -.0001  $  -.0027  $  -.0029

Weighted average
Number of common
shares outstanding           1,000,000   1,000,000  1,000,000  1,000,000
                             ---------   ---------  ---------  ---------









The accompanying notes are an integral part of these financial statements.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)



                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------


                                           Additional     Accumu-
                         Common Stock      paid-in         lated
                       Shares    Amount    Capital        Deficit
                       ------    ------    ----------     -------


December 1, 1998
Issued for Cash        25,000   $  2,500   $       0

Net loss year ended
December 31, 1998                                         $ -2,670
                      -------   --------   ---------      --------
Balance
December 31, 1998      25,000   $  2,500   $       0      $ -2,670

Net loss year ended
December 31, 1999                                              -85
                      -------   --------   ---------      --------

Balance
December 31, 1999     25,000   $  2,500    $       0      $ -2,755
                     -------   --------    ---------      --------

April 17, 2000
Changed Par Value                -2,498      +2,498

April 17, 2000
Forward Stock Split
40 for 1             975,000        +98         -98



Net Loss
January 1, 2000 to
April 29, 2000
                     -------   --------    ---------      --------

Balance,
April 29, 2000     1,000,000   $    100    $   2,400      $ -2,925
                   ---------   --------    ---------      --------









The accompanying notes are an integral part of these financial statements.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)



                            Jan. 1,     Year        Year       Nov. 10, 1997
                            2000 to,    Ended       Ended      (Inception)
                            Apr. 29,    Dec. 31,    Dec. 31,   to Apr. 29,
                            2000        1999        1998       2000
                            ----        ----        ----       ----


Cash Flows from
Operating Activities
Net Loss                   $    -170   $     -85    $  -2,670  $  -2,925

Adjustment to
Reconcile net loss
To net cash provided
by operating
Activities

Changes in assets and
 Liabilities

     Officers' Advances          170         +85         +170       +425
                           ---------   ---------    ---------  ---------

Net cash used in
Operating activities       $       0   $       0    $  -2,500  $  -2,500

Cash Flows from
Investing Activities               0           0            0          0

Cash Flows from
Financing Activities
     Issuance of Common
     Stock for Cash                0           0       +2,500     +2,500

Net Increase (decrease)    $       0   $       0    $       0  $       0

Cash,
Beginning of period                0           0            0          0
                           ---------   ---------    ---------  ---------

Cash, End of Period        $       0   $       0    $       0  $       0
                           ---------   ---------    ---------  ---------


The accompanying notes are an integral part of these financial statements.

                              SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
            April 29, 2000, December 31, 1999, and December 31, 1998

NOTE 1-HISTORY AND ORGANIZATION OF THE COMPANY

         The Company was organized November 10, 1997, under the laws of the State of Nevada as GRUBSTAKE, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company. On December 1, 1998, the Company changed its name to RICHWOOD, INC. On April 17, 2000, the Company changed its name to SUPREME HOSPITALITY.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting Method
         -----------------

         The Company records income and expenses on the accrual method.

         Estimates
         -----------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from estimates.

         Cash and Equivalents
         --------------------

         The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. `there are no cash equivalents as of April 29, 2000.

         Income Taxes
         ------------

         Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) " Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, Inc.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

            April 29, 2000, December 31, 1999, and December 31, 1998

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reporting on Costs of Start-Up Activities
-----------------------------------------

Loss Per Share
--------------

Year End
--------

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of April 29, 2000, the Company had no dilative common stock equivalents such as stock options.

The Company has selected December 31, as its fiscal year-end.

NOTE 3- INCOME TAXES
--------------------

There is no provision for income taxes for the period ended April 29, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1999 is as follows:

Net operation loss carry forward            $2,755
Valuation allowance                         $2,755

Net deferred tax asset                      $    0

The federal net operating loss carry forward will expire between 2018 and 2019.

This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

                              SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
            April 29, 2000, December 31, 1999, and December 31, 1998


NOTE 4-STOCKHOLDERS' EQUITY

         Common Stock
         ------------

         The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.0001 per share.

         Preferred Stock
         ---------------

         SUPREME HOSPITALITY has 1,000,000 shares of preferred stock, with a par value of $.0001.

         On December 1, 1998, the Company issued 25,000 shares of its no par value common stock for cash of $2,500.00.

         On October 25, 1999, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 25,000 common shares tp 50,000,000 common shares, and changed the par value from no par value to $0.0001.

         On April 17, 2000, the Company approved a forward stock split on the basis of 40 for 1, thus increasing the common stock from 25,000 shares 1,000,000 shares.

NOTE 5-GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

NOTE 6-WARRANTS AND OPTIONS

         There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

                               SUPREME HOSPITALITY
                            (Formerly RICHWOOD, INC.)
                           (Formerly GRUBSTAKE, INC.)
                         (A Development State Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    -----------------------------------------
            April 29, 2000, December 31, 1999, and December 31, 1998

NOTE 7-RELATED PARTY TRANSACTIONS

         The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8-OFFICERS ADVANCES

         While the Company is seeking additional capital through a merger with an existing company, an officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These funds are interest free.

NOTE 9-SUBSEQUENT EVENTS (UNAUDITED)

         On April 30, 2000, the Company bought 100% of the issued and outstanding shares of Temecula Valley Inn, Inc., a Nevada corporation, such that Temecula Valley Inn, Inc., a Nevada corporation shall become a wholly owned subsidiary of SUPREME HOSPITALITY, a Nevada corporation, for 9,000,000 common shares of SUPREME HOSPITALITY. Temecula Valley Inn, Inc. owns a ninety-room hotel in Temecula, California. This transaction is valued a $5,592,823, which represents the net total assets of Temecula Valley Inn, Inc., as of February 29, 2000 and

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company capital stock, by the Company's directors and executive officers, and by all of the Company's directors as a group, as of June 9th, 2000.

(a)          Security ownership of certain beneficial owners:

        Class                Name & Address           No. of Shares      Percent
--------------------------------------------------------------------------------

      Common Stock           Louise Davis             3,000,000          30
                             40596 Via Jalapa
                             Murrieta, CA. 92562


(b)          Security ownership of Management


      Class                  Name & Address           No. of Shares      Percent
--------------------------------------------------------------------------------

      Common Stock           Larry W. & Diana Lang    3,000,000          30
                             41919 Skywood Drive
                             Temecula, CA.  92591

      Common Stock           Floyd & Glenda Janeway   3,000,000          30
                             25060 Hancock Avenue
                             Suite- #179
                             Murrieta, CA.  92562

Legal Matters

         The validity of the securities will be passed upon for the Company by Orsini & Rose Law Firm, P.A. St. Petersburg, Florida. Orsini & Rose Law Firm will rely upon other counsel in all matters involving California law.

Experts

         All financial statements included in this prospectus or incorporated by reference in the registration statement filed June 14, 2000 have been audited by Barry L. Freidman, CPA, and Nystrom & Company, LLP in regards to the acquisitions of the Temecula Valley Inn on April 30, 2000. The Company has relied on the reports and audits of both of these independent accountants, given on their authority as experts in accounting and auditing, and being in accordance with generally accepted accounting principles.



         The Company is not a party to any pending litigation or government investigation, nor is there any threatened litigation or investigation involving the Company or its business or assets of which the management of the Company is aware.

Item 3.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING.

             Not applicable.

Item 4.   RECENT SALES OF UNREGISTERED SECURITIES.

Item 5.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws require the Company to indemnify and advance expenses to any officer who incurs liability or expense by reason of such person acting as director of the Corporation, to the fullest extent allowed by Nevada Law. The corporation shall indemnify any and all of its directors or officers or former directors or former officers or any person who may have served at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-law, agreement, vote of stockholders or otherwise.

PART II

Item 1.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
           COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.

         As of June 9th, 2000, there were 304 stockholders of record. No dividends have been declared on the Company's stock, nor does the Company foresee any dividends being declared in the near future.




PART III

Item 1.      Index to Exhibits.

Exhibit 1.   Articles of Incorporation.

Exhibit 2.   Amendment to Articles of Incorporation.

Exhibit 3.   Bylaws.

Exhibit 4.   Resolution of Board of Directors.

Exhibit 5.   Agreement for the Exchange of Common Stock.

ITEM 2.      Description of Exhibits.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Supreme Hospitality
                                            -------------------
                                                (Registrant)

Date:  June 29, 2000                        By:  /s/  Larry W. Lang
                                            ----------------------------------
                                                      Larry W. Lang, President

                                                                       EXHIBIT 1

                                   ARTICLES OF
                                  INCORPORATION

                                       of
                               SUPREME HOSPITALITY

                            (Formerly Richwood, Inc.)
                           (Formerly Grubstake, Inc.)


THE UNDERSIGNED, of the age of twenty-one or over, for the purpose of forming a corporation pursuant to Nevada revised statutes, Section 78.030 through 78.03 5 do hereby execute the following Certificate of Incorporation:

         FIRST: The name of the Corporation is: SUPREME HOSPITALITY (Formerly RICHWOOD, INC.) (Formerly GRUBSTAKE,, INC.)

         SECOND: This Corporation is to issue shares with no par value per share. The total number of shares that may be issued by the Corporation is 25,000.

         THIRD: The Corporation may vest authority in the Board of Directors to fix and determine if the Corporation is to issue more than one or any class of stock, as provided by NRS 78.195.

         FOURTH: The number of Directors constituting the initial Board of Directors shall be 1 and the names and addresses of the Directors are as follows:

NAME                              ADDRESS
Anne Angell      3020 West Charleston Boulevard, Las Vegas, NV 89102

         FIFTH: The capital stock shall not be subject to assessment to pay the debts of the Corporation and no stock issued as fully paid-up shall ever be assessable or assessed.

         SIXTH.: The names and addresses of the Incorporators are as follows:

NAME                              ADDRESS

Anne Angell      3020 West Charleston Boulevard, Las Vegas, NV 89102


         SEVENTH: The duration of the Corporation shall be for a term of unlimited year.

         EIGHTH: The directors or officers of the Corporation, Frances Brush Ruggieri are to have eliminated personal liability for damages for breach of fiduciary duty as directors or officers except acts or omissions which involves:

a) intentional misconduct, fraud of a knowing violation of law or

b) the payment of dividends in violation of NRS 78.300.

         NINTH: The address and name of the resident agent is:

NAME                                  ADDRESS
Navada Legal Forms     3020 West Charleston Blvd.
                       Las Vegas Nevada, 89102

         TENTH: The effective date of the Certificate of Incorporation shall be upon filing.

         ELEVENTH The purpose or purposes for which the Corporation is organized are:

To engage in any lawful act or activity for which corporations may be organized. To represent vendors, manufacturers, importers, sellers, dealers of any kind for the purpose of to sell, distribute, advertise, import, export their product to all trades in all territories in the world. To purchase, take, receive, subscribe for, or otherwise acquire, buy; sell, exchange, grow, produce, manufacture, process, market, export, import, handle, store, distribute, own, hold, vote, use, employ, sell, mortgage, store, distribute and otherwise deal in any and all articles of any of all different products, both at wholesale and retail, and acquire, construct, maintain, operate, buy, sell, lend, pledge, and deal in and with stores selling such goods, wares and merchandise. to acquire, construct, establish, maintain, operate or sell or dispose of any factories, plants, warehouses, machinery and equipment, markets, stores, depots and gathering and delivery routes and systems for such purpose in any state of the United States of America or the District of Columbia or any foreign country

To engage in the business of bottling all foods, liquids, liquors, beverages, and fluids that may legally be possessed, bottled and sold, to sell and distribute such food and drinks when bottled; to purchase or manufacture such food, liquors, or both; to manufacture, buy, sell, import, and export, such bottled foods, liquids, and liquors and the bottles in which they are contained as well as the case necessary to hold such bottles in distribution

To generally deal in any and all articles of food, food products, household products, groceries, dairy products, wines, liquors, beverages of all kind, meat and meat products, vegetables and vegetable products, provisions, produce, poultry, fish, game, and food supplies of all kind, both at wholesale and retail, and any other articles

To manufacture, process, purchase, sell, and generally trade and deal in and with goods, commodities, wares, and merchandise of every kind, nature and description; to produce, raise, grow, process, and deal in and with any product of every nature, whether products of plants, animals or trees; to produce, raise, catch, cake, process, and deal in and with fish, sea foods, and maritime products of every nature; to produce, raise, grow, cut, process, and deal in and with timber and forest products of every nature; to extract, mine for, process, and deal in and with mineral products of every nature; to own, operate and carry on a transportation business as a private, contract, or common carrier by any means of transportation whatsoever; to engage and participate in any mercantile, manufacturing, industrial, trading, agricultural, fishing, lumbering, maritime, mining, oil mining, or mineral extractive, or transportation. Business of any kind or character whatsoever; to build, equip, and operate any buildings, apartment houses, structures, condominiums, factories, warehouses, or facilities, either for its own use and occupancy or for renting, leasing, letting, and operating to others; and to do any and every act or acts, thing or things necessary or incident to, growing out of, or connected with the usual conduct of such businesses, or any of them, or of any part of parts thereof, for the accomplishment of arty of such purposes.

         Primarily to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the domination "holding corporation," and especially to direct the operations of their corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares or voting trust certificates, for shares of the capital stock or any bonds, notes, securities, or evidences of indebtedness, created by state or district or country, nation, or government and also bonds or evidences or indebtedness of the United States or of any state, district, territory, dependency or country or nation, or government and also bonds or evidences or indebtedness of the United States of any state, district, territory, dependency or country or subdivision or municipality thereof to issue in exchange therefore shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote. lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations, of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall by or for this corporation, or in which, or in the welfare of which, this Corporation shall stave any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities of evidences of indebtedness or the property of this Corporation.

         To erect, construct, establish, purchase, lease, and otherwise acquire, and to hold, use, equip, outfit, supply, service, maintain, operate, sell, and otherwise dispose of, restaurants, inns, taverns, cafes, cafeterias, grills, automats, buffets, diners, delicatessens, lunch rooms, coffee shops, luncheonettes, ice cream parlors, milk bars, candy stores, soda fountains, bakeries, kitchens, bars, saloons, cocktail lounges, banquet halls, catering establishments, concessions, and other eating and drinking places and establishments of every kind and description, and checkrooms. newsstands, and cigar, cigarette, arid tobacco stands and stores, and generally to conduct the business of restauranteurs, caterers, innkeepers, tobacconists, balers, butchers, cooks, concessionaires, and purveyors, suppliers, preparers, servers, and dispensers of food and drink, and to engage in all activities to render all services, and to buy, sell, use, handle, and deal in all fixtures, machinery, apparatus, equipment, accessories, tools, materials, products, and merchandise incidental or related thereto, or of use therein.

         To manufacture, produce, treat, purchase, and otherwise acquire, cook, bake, and otherwise prepare, can, bottle, and otherwise package, and exchange, distribute, sell and otherwise dispose of, handle, market, store, import, export, drat and trade in and with confections, extracts, syrups, food, and food products of every kind and description, coffee, tea, cocoa, wines, liquors, ale, beer, sodas; and other drinks and beverages of every kind and description, ice cubes, crushed and block ice, cigars, cigarettes, tobacco, and smoking supplies; and products, books, newspapers, magazines, and other publications, and all similar, kindred, and allied articles, products and merchandise.

         To acquire, by purchase, take, receive, lease, own, hold, improve, use, exchange, or otherwise, all or any part of or any interest in, the properties, assets, business, and goodwill of any one or more persons, firms, associations. or corporations, heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this state; to pay fur the same in cash, property, or its own To !end money and use its credit to assist its employees. To lend money for its corporate purposes, invest and reinvest its fund, and take and hold real and personal property as security for the payment of funds so loaned or invested.

         To carry on its operations and conduct business in any state, in the District of Columbia, and in any territory, dependency, or possession of the United States, and in any foreign country

         To act for itself or others and represent others in the development, promotion, exploitation, and marketing of new devices and ideas with respect to any merchantable product and for such purpose to engage in arty advertising, circularization, and all ocher lawful means of public education adopted to that end.

         To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deaf in its own shares from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares when such use would cause any impairment of its capital, except to the extent permitted by law, and provided further that shares of the Corporation belonging to it shall not be voted upon directly or indirect. To invest and deal with the funds of this Corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures, and other securities and obligations of any government, state, municipality, corporation, association, or partnership, domestic or foreign and; while owner of any such securities or obligations, to exercise all the right to vote thereon for any and all purposes.

          To sue and be sued, complain and defend, in its Corporate name.

         Nothing contained in this Certificate of incorporation shall be deemed to authorize or permit this Corporation to carry on any business, or to exercise any power, or to do any act which a corporation formed under the Business Corporation law of this State may not at the time lawfully carry on or do.

         To borrow money at such rates of interest as the Corporation may determine and contract debts; to make, issue, and dispose of bonds, debentures, issue and dispose of notes and other obligations, secured or unsecured; and to make arty lawful contract of guaranty, surety-ship or of any kind whatsoever, in connection with, or in aid of, any corporation or other organizations any of whose securities this Corporation owns or in which this Corporation has an interest; to secure contracts, obligations, and liabilities of any thereof, in whole or in part, by mortgagee, deed of trust, creation of security interests in, pledge, or other lien, upon any or all of the property of this Corporation wheresoever situated, acquired or to be acquired

         To pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans and other incentive plans for any or all of its directors, officers, and employees. To be a promoter, partner, member/associate, or manager of any partnership, joint venture, trust or other enterprise.

         To have and exercise all powers necessary or convenient to effect its purposes.

         To elect or appoint officers and agents of the corporation and define their duties and fix their compensation To organize or cause to be organized under the laws of any state of the United States, or of the District of Columbia, or of any territory, dependency or possession of the United States, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any and all of the objects or purposes for which this Corporation is organized, and to dissolve, wind up, and liquidate, merger or consolidate and such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated

         Nothing contained in this Certificate of Incorporation shall be deemed to authorize or permit, this corporation to carry on any business, or to exercise any power, or to do any act which a corporation formed under the Corporation Laws of this State may not at the time carry on or lawfully do.

                                INCORPORATOR PAGE

         TWELFTH: 111270 A Corporate notary acknowledgment as follows Name and address of each of the incorporators signing the articles

NAME                                ADDRESS

Anne Angell           3020 West Charleston Boulevard, Las Vegas, NV 89102


         IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 30th day of October, 1997.


--------------------

Signature of Incorporator

         On this 30th day of October, 1997, personally app, fired before me, a Notary Public, Anne Angell, who acknowledged to me that she executed the foregoing Articles of Incorporation of GRUBSTAKE, INC.

                                  Notary Signature

                                  NOTARY PUBLIC

                                  STATE OF NEVADA

                                  County Clerk

                                  Eleanor June Engebretson

NOV 10 1997

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                    BY RESIDENT AGENT FOR SERVICE OF PROCESS

IN THE MATTER OF SUPREME HOSPITALITY

         I, Nevada Legal Forms, Inc., hereby certify that on the 30th day of October, 1997, 1 accepted the appointment as Resident Agent for Service of Process.

         FURTHERMORE, that the office for the agent of service of process in this state is located at 3020 West Charleston Boulevard, City of Las Vegas County of Clark State of Nevada, Zip Code 89102

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of October 1997.




Dean Heller
-----------
Dean Heller


Secretary of State
STATE OF NEVADA

ARTICLES OF INCORPORATION
 STATE OF NEVADA
Secretary of State
Filed November 10, 1997

Name of Corporation:  Supreme Hospitality (Formerly Richwood, Inc.)
                                          (Formerly Grubstake, Inc.)

Resident Agent:  Nevada Legal Forms & Books, Inc.
                 3020 West Charleston Blvd.
                 Las Vegas, NV., 89102

Number of Shares the corporation is authorized to issue:

50,000,000 Common
 1,000,000 Preferred

Governing Board shall be styled as Directors.
Board of Directors shall consist of 1 member, Larry W. Lang.

Signature of Incorporators: The names and address of each Incorporator signing the articles:

/s/ Larry W. Lang
-----------------------
41919 Skywood Drive
Temecula, CA 92591-1877

                                                                       Exhibit 2

                     Amendment to Articles of Incorporation.

CERTIFICATE AMENDING ARTICLES OF INCORPORATION


The undersigned, being the President and Secretary of Supreme Hospitality, a Nevada corporation, hereby certifies that a majority vote of the Board of Directors and majority vote of stockholders at a meeting held on April 17, 2000 this certificate amending articles of incorporation be filed.

The undersigned further certifies that the original Articles of Incorporation of Supreme Hospitality were filed with the Secretary of State of Nevada on the 10th day of November, 1997. The undersigned further certifies that ARTICLE SECOND of the Articles of Incorporation filed on the 10th Day of November, 1997, herein is amended to read follows:

ARTICLE SECOND

That the total number of shares to be issued by the Corporation is Fifty Million (50,000,000) Common with a par value of one hundredth of a cent ($0.0001) and one million preferred with a par value of one hundredth of a cent ($0.0001).

The undersigned hereby certifies that they have on this 17th day of April, 2000, executed this Certificate Amending the original Articles of Incorporation heretofore filed with Secretary of State of Nevada.

/s/  Larry W. Lang, President
-----------------------------
     Larry W. Lang, President

/s/  Larry W. Lang, Secretary
-----------------------------
     Larry W. Lang, President

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (Before Payment of Capital or Issuance of Stock)


 Anne Angell                    and name of incorporator a director certify that
------------

         1. They constitute at least two-thirds of the original incorporators or of the directors of

GRUBSTAKE, INC. a Nevada Corporation.
----------------

         2. The original Articles were filed in the Office of the Secretary of State on 11-10-97
                  --------

         3. As of the date of this certificate, no stock of the corporation has been issued.

         4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

Article     FIRST        is amended to read as follows:
            ------

The Name of the Corporation is RICHWOOD, INC.

                                                signing with a power of attorney

State of Nevada
County of Clark

On November 30, 1998, personally appeared before me, a Notary Public. Richard L. Angell, who acknowledged that they executed the above instrument.

RECEIVED
                                 County of Clark

                                  Signature of Notary

SECRETARY of STATE

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION
                        After First Meeting of Directors

                                 RICHWOOD, INC.
                               Name of Corporation

         We the undersigned president or vice president ANNE ANGELL and; (secretary of assistance secretary) ANNE ANGELL of (name of corporation) RICHWOOD, INC. do hereby certify:

         That the public officers or other persons, if any, required by the articles have approved the amendment. The vote of the members (if there are members) and directors by which the amendment was adopted is as follows: members, and directors 1.

         They hereby adopt the following amendment(s) to the articles of incorporation. Article number(s) FIRST (1) AND SECOND (2) is/are amended to read as follows:

         FIRST: The name of the corporation is SUPREME HOSPITALITY and;

         SECOND: This corporation is to issue shares with $ 0.0001 par value. The total number of shares that may be issued by the corporation is 50,000,000 common and 1,000,000 preferred shares of stock.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100%; and that said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                               President or Vice  President

                                               Secretary or Assistant Secretary

STATE OF NEVADA               )
                              )ss
COUNTY OF CLARK               )

         On APRIL 17, 2000, personally appeared before me, a Notary Public, ANNE ANGELL who acknowledged that they executed the above instrument.

                         Notary Public of State of NV
                                 County of Clark

                          CARRIE JOHNSON        Notary Public

                    My Appointment Expires
         February 12, 2004

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                                 RICHWOOD, INC.

                              A Nevada Corporation

         Upon a duly made, seconded and unanimously adopted motion, the Board of Directors of this Corporation adopted the following resolution:

         BE IT RESOLVED; THAT I, Anne Angell hereby appoint Larry Lang as a director of this corporation.

         The undersigned, Anne Angell, certifies that I am the duly appointed Secretary of Richwood, Inc. and that the above is a true and correct copy of resolutions duly adopted at a meeting of the Directors thereof, convened and held in accordance with law and the Bylaws of said Corporation, and that such resolution is now in full force and effect.

         IN WITNESS THEREOF, I have aimed my name as Secretary of Richwood, Inc.

Dated as of April 17, 2000

                             Anne Angell, Secretary

                             RESIGNATION OF DIRECTOR

         I, Anne Angell, a member of the Board of Directors of Richwood, Inc., a corporation formed under the laws of the State of Nevada, hereby tender and submit my resignation a member of the Board of Directors to be effective immediately on the April17, 2000.

Anne Angell, Director

                             GENERAL POWER ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That I, ANNE ANGELL, hereinafter called "Grantor", 5060 Park Street Las Vegas, Nevada 89129, have made constituted and appointed and by these presents do make, constitute and appoint; RICHARD L. ANGELL, hereinafter called "Appointee", my _______ (Set forth description of relationship); of 5060 Park Street, Las Vegas, Nevada 89129, my true and lawful attorney, for me and in my name, place and stead, and for my use and benefit, to ask demand, sue for, recover, collect and receive all such sums of money, debts, dues, accounts, legacies, bequests, interests, dividends, annuities and demands whatsoever as are now, or shall hereafter become due, owing, payable or belonging to me, and have, use and take all lawful ways and means in my name or otherwise for the recovery thereof, by attachments, arrests, distress or otherwise, and to compromise and agree for be same, and acquittance or other sufficient discharges for the same, for me and in my name, to make, seal and deliver; to bargain, contract, agree for, purchase, receive, and take lands, tenements, hereditaments and accept the seizing and possession of all lands and all deeds and other assurances in the law therefore, and to lease, let, demise, bargain, sell, remise, release, convey, mortgage and hypothecate lands, tenements and hereditaments upon such terms and conditions, and under such covenants, as __ he shall think fit.

Also, to bargain and agree for, buy, sell, mortgage, hypothecate and in any and every way and manner deal in and with goods, ware and merchandise, chooses in action and other property in possession or in action, and to make, do, and transact all and every kind of business of whatever nature or whatsoever, and also for me and in my name and as my act and deed, to sign, seal, execute, deliver and acknowledge such deeds, leases and assignments of leases, convenants, indentures, agreements, mortgages, hypothecation, bottomries, charter-parties, bill of lading, bills, bonds, notes, stock certificates, drafts and checks, receipts, evidence of debts, releases and satisfaction of mortgages, judgment and other debts, and such other instruments in writing of whatever find and nature as may be necessary or proper in the premises.

Giving and granting unto my said attorney full power and authority to do and perform all and every act and thing whatsoever required and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that my said attorney, or h__ substitute or substitutes, she lawfully do or cause to be done by virtue of these presents. This power of Attorney is not affected by the subsequent disability of the principal.

I hereby agree to accept the appointment as attorney-in-fact, pursuant to the foregoing Power of Attorney.

Richard Angell
--------------
Appointee's Signature

In Witness Whereof, I/We have hereunto set my hand/or hands this __ day of _____, 19__.

ANN ANGELL
----------
Signature of Grantor

STATE OF NEVADA
COUNTY OF CLARK

 On this 19 day of November, 1998.
 Personally appeared before me, a Notary Public.
 Anne Angell.

                               MINUTES OF SPECIAL
                           BOARD OF DIRECTORS MEETING

                                       OF

                                 RICHWOOD, INC.

                              A Nevada corporation

         A special meeting of the Board of Directors of Richwood, Inc. was held on April 17, 2000, at 2:00 P.M., at 3020 West Charleston Boulevard, in the City of Las Vegas, in the State of Nevada.

         The following director(s) was/were present and participated in the meeting, being all the directors:

                         Anne Angell, outgoing Director
                          Larry Lang, incoming Director

         Also present was:

                         Anne Angell, outgoing President
                      Anne Angell, outgoing Vice-President
                         Anne Angell, outgoing Secretary
                         Anne Angell, outgoing Treasurer
                         Larry Lang, incoming President
                       Larry Lang, incoming Vice-President
                         Larry Lang, incoming Secretary
                         Larry Lang, incoming Treasurer

being all the officers of the corporation.

         Larry Lang, incoming President of the Corporation, acted as Chairman of the meeting, and Larry Lang, incoming Secretary of the Corporation, acted as Secretary of the meeting.

         The Secretary of the meeting, presented a waiver of notice of the meeting, signed by all the Directors, and was directed to file the waiver of notice with the meeting minutes.

         The Chairman announced that a quorum of the directors was present, and that the meeting, having been duly convened, was ready to proceed with its business.

         The minutes of the meeting of the Directors held on March 2, 2000, were read and approved, and reports of the officers reviewed. There being no discussion, upon motion duly made, seconded and carried, all actions undertaken by the Officers since the last Meeting were ratified and approved unconditionally by the Board. The meeting then moved on to future business.

         Upon motion duly made, seconded and carried, the following resolutions were adopted:

         RESOLVED, that the directors accept the resolution for amending the Articles of Incorporation to change the name of the Corporation from Richwood, Inc. Supreme Hospitality,

         RESOLVED that the directors accept the resolution for amending the second article of the Articles of Incorporation to read "This corporation is to issue shares with $0.0001 par value. The total number of shares that may be issued by the corporation is 50,000,000 common and 1,000,000 preferred shares of stock."

         RESOLVED to forward split the company's issued common stock 40 to one.

         RESOLVED, that the resignations of Anne Angell, as outgoing President, Anne Angell, as outgoing Vice-President, Anne Angell, as outgoing Secretary, and Anne Angell, as outgoing Treasurer be and are accepted and further,

         RESOLVED, that the replacing of Anne Angell with Larry Lang as the new President, the replacing of Anne Angell with Larry Lang as the new Vice-President, the replacing of Anne Angell with Larry Lang as the new Secretary, and the replacing of Anne Angell with Larry Lang as the new Treasurer of Richwood, Inc., is accepted.

         RESOLVED, that all expenses incurred by Directors who attended this corporate special meeting, including transportation, food, lodging and incidentals shall be reimbursed by the Treasurer upon presentation of an expense statement and paid receipts.

         Any attached resolutions were then presented to the meeting, and the directors took the appropriate actions.

There being no further business to be transacted, upon motion duly made, seconded and carried, the meeting was adjourned.

                            Larry W. Lang, Secretary

         I (We) the undersigned Director(s) of Richwood, Inc. hereby approve the contents of the foregoing minutes from the meeting held on April 17, 2000.

                             -----------------------
                             Larry W. Lang, Director

         PROFIT ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF FILE NUMBER

         SUPREME HOSPITALITY

A Nevada Corporation
  ------

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

Nevada Legal Forms & Books,  Inc.,  3020 West  Charleston  Blvd.,  Las Vegas, NV
89102.

If agent information has changed, please see attached instructions on how to obtain the appropriate form.

Important:  Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business for the officers and directors. A president, secretary, treasurer and at least one director must be named. Have an officer sign this form. FORM WILL BE RETURNED IF UNSIGNED.

2.   If there are additional directors attach a list of them to this form.

3. Return the completed form with the 96 filing fee. A $15 penalty must be added for failure to file this form by the last day of the anniversary month in the incorporation/registration with this office.

4.   Make your check payable to the Secretary of State.



NAME                                   TITLE(S)
Larry Lang                             PRESIDENT



          STREET ADDRESS

       3020 West Charleston            Las Vegas, Nevada        89102

NAME                                   TITLE(S)
Larry Lang                             SECRETARY


       3020 West Charleston,           Las Vegas, Nevada        89102

NAME                                   TITLE(S)
Larry Lang                             Treasurer

       3020 West Charleston,           Las Vegas,  Nevada       89102

NAME                                   TITLE(S)

Larry Lang                             DIRECTOR

       3020 West Charleston            Las Vegas, Nevada        89102

                                                                       EXHIBIT 3


                                     BY-LAWS

                                       OF

                               SUPREME HOSPITALITY
                             Formerly Richwood Inc.
                           (Formerly Grubstake, Inc.)

ARTICLE I. MEETING OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of this corporation shall be held the first Thursday in March of each year or at such other time and place designated by the Board of Directors of the corporation.
Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than seventy-five percent(75% of all the shares entitled to vote at the meeting. A meeting requested by stockholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or stockholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of stockholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed or deposited with other carrier, such notice shall be deemed to be delivered when deposited in the United States mail or with other carrier, whichever applicable, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage or deliver charge thereon prepaid. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, written notice, signed by an officer of the corporation or any other person designated by the Board of Directors to sign such notices shall be personally delivered to each bearer of shares personally or mailed by first class mail, postage pre-paid, or other carrier, to the address of said stockholder as it appears in the stock record book of the corporation, or if no such address appears, to the last known address of the last known holder of the bearer shares that does appear in any corporate records, said notice to be given not less than 10 nor more than 60 days prior to the meeting date. Anytime any notice whatever is required to be given under any Article of these By-Laws, and said notice for any reason is not given or received by the person(s) entitled to receive them, a waiver of notice in writing shall be signed by the person(s) entitled to the notice, and said waiver, whether signed before, after, or at the meeting itself, shall be deemed proper notice as described above.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Stockholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.

      If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter all b the act the stockholders unless otherwise provided by law. The Secretary of s verify that all stockholders representing a majority of the outstanding shares of ownership are present and have presented to the Secretary, evidence of their ownership and rights to vote.

Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, no proxy may be voted for bearer shares issued by the corporation. Only holders of bearer shares who actually attend a meeting will be counted toward numbers of stockholders required to constitute a quorum and permitted to cast votes. The secretary will verify that authorized shares are in possession of those attending the meetings who aren't shown by name in the corporate stock transfer books of the corporation, and which shares are reflected as "bearer shares". It will be the responsibility of said owners of bearer shares to keep the Secretary informed of the proper mailing address to which meeting notices should be sent.

Section 9. Action 1y Stockholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

ARTICLE II. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state and stockholders of this corporation.

Section 3. Compensation. The Stockholders shall have authority to fix the compensation of directors.

Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. This corporation shall have 1 to 9 directors.

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the annual meeting of stockholders, and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

At the annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 8. Removal of Directors. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 11. Place of Meeting. Regular and special meetings of the Board of Directors shall be held either within or without the State of Nevada.

Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the call of the President or the Vice-President. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either FAX, personal delivery, telegram or cablegram at least two days before the meeting or by notice mailed or sent by other carrier to the director at least five days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the chairman of the board, by the president or any officer of the corporation, or by any director.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of this corporation shall consist of a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The officers of this corporation shall have the following duties:


     The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors unless unavailable for any reason, in which case the Vice President shall preside.

     The Vice-President shall have all the powers of any officer whenever such officer is unavailable for any reason, to perform the duties of his or her office, and can act as the chief executive officer of the corporation, can have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and can preside at all meetings of the stockholders and Board of Directors whenever the president is unavailable for any reason.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors, the President, or the Vice-President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors, the President, or the Vice-President, and shall perform such other duties as may be prescribed by the Board of Directors, the President or the Vice-President.

Section 3. Removal of Officers. An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

    Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized attorney. If this corporation has been chartered under state laws which allow for bearer shares, now or in the future, no transfer is required on the corporate stock transfer ledger for bearer share ownership unless specifically requested by the bearer who is in possession of the actual certificates, and who presents them to the Secretary for verification of their validity, at which time the address of the bearer will be entered into the stock transfer ledger.

Section 4. Lost, Stolen or Destroyed Certificates. If the stockholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board may reasonably require.

ARTICLE V. BOOKS AND RECORDS.

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

     This corporation shall keep at its registered office or principal place of business a record of its stockholders, giving the names and addresses of all stockholders and the number of the shares held by each.

     Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares or of voting trust certificates thereof at least six months immediately preceding his or her demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least seventy-five percent(75%) of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of stockholders and to make extracts therefrom.

Section 3. Financial Information. Not later than four months after the close of each fiscal, year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

     Upon the written request of any stockholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to each stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

     The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in the State of Nevada or in the principle office, shall be kept for a least five years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

Section 2. Stockholders' Inspection

ARTICLE VI. DIVIDENDS

     The Board of Directors of this corporation may from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, however nothing in this Article shall be construed to prevent the corporation from borrowing sufficient funds with which to pay dividends in cash, subject to the provisions of the Statutes of the State of Nevada.

ARTICLE VII. INDEMNIFICATION OF OFFICERS.
-----------------------------------------

     The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-law, agreement, vote of stockholders or otherwise.

ARTICLE VIII. CORPORATE SEAL.

The Board of Directors shall provide a corporate seal which shall be in circular form.

ARTICLE IX. AMENDMENT.

These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by a majority vote of the stockholders at any annual meeting or at any special meeting called for that purpose. The Board of Directors may amend or adopt additional By-Laws, but shall not alter or repeal any By-Laws adopted by the stockholders of the corporation.

ARTICLE X. TRUSTEE POWERS.

This Corporation may act as trustee for any legal entity or for holding real estate, as long as it does not act in violation of any law and is not used for the holding of public funds or in violation of any Federal or State Securities Laws.


CERTIFIED TO BE THE BY-LAWS OF SUPREME HOSPITALITY (FORMERLY RICHWOOD, INC.) (FORMERLY GRUBSTAKE, INC.)


CERTIFICATE

SUPREME HOSPITALITY
Formerly Richwood Inc.
Formerly Grubstake, Inc.


By              , Secretary
   -------------

   Anne Angell

                                                                       EXHIBIT 4

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                               SUPREME HOSPITALITY
                              A Nevada Corporation

WHEREAS, the corporation recognizes its need for a custodian to keep and maintain the stockledger

BE IT RESOLVED, THAT Larry Lang is hereby appointed as custodian of the stockledger of this corporation.

The address of the custodian of the stockledger is:

41919 Skywood Dr.
-----------------

Temecula, CA 92591-1877
-----------------------

Dated as of April 17, 2000.

Larry W. Lang,

                                                                       EXHIBIT 5

                   Agreement for the Exchange of Common Stock


THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT")- NOR REGISTERED UNDER ANY STATE SECURITIES LAW. AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT. THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 30day of April. 2000, by and between , SUPREME HOSPITALITY a Nevada corporation (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of Temecula Valley Inn, Inc. a Nevada-corporation ("PRIVATP- COMPANY").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration.

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. The ISSUER has 1,000 000 shares outstanding Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 9 000,000 shares of the common stock of ISSUER. $0.0001 par value from its treasury so as the amount of shares then issued would be equal to 90% of the combined total of 10,000,000 outstanding shams (the "Shares"), in exchange for 100% of the issued and outstanding shares of the PRIVATE COMPANY, such that the PRIVATE COMPANY shall become a wholly owned subsidiary of the ISSUER

         2. REPRESENTATIONS AND WARRANTIES ISSUER represents anti warrants to SHAREHOLDERS and the PRIVATE COMPANY the following:

                  i. Organization ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all necessary_ corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

                  ii. Capital. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock. $0.0001 par value, of which 1,000,000 are issued and outstanding and 1,000,000 preferred shares at $0.0001 par value. All of the outstanding shares were fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities. or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Nevada.

                  iii. Financial Statements. Annexed hereto as Exhibit B to this Agreement are the audited financial statements of ISSUER as of April
         30, 2000. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

         iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.


 AGREEMENT FOR THE EXCHANGE OF COMMON STOCK   Page 1

         v. Assets and Liabilities. ISSUER does not have any debt, liability, or obligation or any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial staterfent- ISSUER is not aware of any pending, threatened or asserted claims. lawsuits or contingencies molving ISSUER or its common stock There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement- ISSUER has no assets. At closing. ISSUER will be free from any and all liabilities, liens, claims and/or commitments and will continue to have no assets.

         vi. Ability to Carry Out Obligations. ISSUER has the right power, and authority to enter into and perform its obligations under thus Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

         vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum famished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

         viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

         ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state. or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

         x. Litigation . ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative. or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal. state, local, or foreign court, department, agency, or instrumentality.

         xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any . assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

         xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of the State of Nevada

         xiii. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens. security interests, pledges, charges, and claims of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation. or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

         3. SHAREHOLDERS and PRIVATE COMPANY represent and warrant to ISSUER the following:

                  i. Organization. of Temecula Valley Inn. Inc. is a corporation ("PRIVATE COMPANY") duly organized, validly existing, and in good standing under the laws of the state of Nevada , has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK   Page 2
         good standing with die state of Nevada. All actions taken by the Incorporators, directors and shareholders of the PRIVATE COMPANY have been valid and in accordance with the laws of the state of Nevada.

                  ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holding of 100(degree)!a of PRIVATE COMPANY shareholders.

                  iii. Counsel. SHAREHOLDERS and the PRIVATE COMPANY represent and warrant prior to closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

         4. INVESTMENT INTENT. SHAREHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged. assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER SHAREHOLDERS agrees, prior to any Transfer. to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         CLOSING. The closing of this transaction shall take place via telephone. Unless the closing of this transaction takes place on or before forty-five days from the signing of this agreement, then either party may terminate this Agreement.

         6. DOCUMENTS TO BE DELIVERED AT CLOSING.

                   i. By the ISSUER:

                  (1) Board of Directors Minutes authorizing the issuance of a certificates) for 9,000,000 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in the PRIVATE COMPANY.

                  (2) The resignation of all officers of ISSUER.

                  (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER

                  (4) The resignation of all the directors of ISSUER except that of SHAREHOLDERS' designee(s), dated subsequent to the resolution described in 3, above.

                  (5) Audited financial statements of ISSUER, which shall include a balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                  (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files. bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  ii. By SHAREHOLDERS AND PRIVATE COMPANY

                  (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100(degree)!0 of the issued and outstanding stock of the PRIVATE COMPANY.

                  (2) Consents signed by all the shareholders of the PRIVATE COMPANY consenting to the terms of this Agreement

         7. REMEDIES. Any controversy or claim arising out of; or relating to, this Agreement. or the making, performance. or interpretation thereof, shall be settled by arbitration in the state of Nevada in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.


AGREEMENT FOR THE EXCHANGE OF COMMON STOCK    Page 3

         8. MISCELLANEOUS.


                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified. or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant. condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants. or conditions, (2) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (3) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  v. Entire Agreement. Thus Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi.    Counterparts.    This   Agreement   may   be   executed
         simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

                  vii. Notices. All notices. requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given. or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed. And by fax, as follows:

         ISSUER: with principal address at 816 Congress Avenue, Suite 1100, Austin, Texas 78701 PRIVATE COMPANY: Temecula Valley Inn, Inc., 27660 Jefferson Avenue, Temecula, CA 9259() IN WITNESS WHEREOF, the undersigned has executed this Agreement this 30 day of April, 2000.

         TEMECULA VALLEY INN, INC.               SUPREME HOSPITALITY

         Signed by                               Signed by
         Larry W. Lang                           Larry Lang W. Lang, President

                     TEMECULA VALLEY INN, INC. SHAREHOLDERS

         Signed by                               Signed by
         Larry W. Lang                           Diana Lang
         Signed by                               Signed by
         Lloyd Janeway                           Glenda Janeway

          Signed by
          Louise D


AGREEMENT FOR THE EXCHANGE OF COMMON STOCK    Page 4